UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

Acumen Pharmaceuticals, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Park St., Charlottesville, Virginia	22902
(Address of Principal Executive Offices)	(Zip Code)

(434) 297-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2023, the Board of Directors (the “Board”) of Acumen Pharmaceuticals, Inc. (the “Company”) approved the appointment of Dr. Derrell Porter to serve as a director on the Board, effective January 4, 2023 (the “Effective Date”). Dr. Porter has been designated a Class II director to hold office until the Company’s 2023 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Dr. Porter is “independent” pursuant to the rules of The Nasdaq Stock Market LLC and other governing laws and applicable regulations. In addition, Dr. Porter has been appointed to the Nominating and Governance Committee, effective as of the Effective Date.

Dr. Porter is the Founder and CEO of Cellevolve, a development and commercialization company focused on cell therapy, a role he has held since March 2020. Dr. Porter has served on the board of Passage Bio., Inc., a publicly-traded biotechnology company, since March 2020. Prior to Cellevolve, Dr. Porter served as SVP and Head of Commercial at Atara Biotherapeutics, Inc. from May 2017 to October 2019 and previously served in commercial and corporate development roles at Gilead, AbbVie and Amgen. Dr. Porter started his career at McKinsey & Company. He earned his M.D. from the Perelman School of Medicine and MBA from the Wharton School at the University of Pennsylvania, and his B.S. in Neuroscience from the University of California, Los Angeles. The Board believes Dr. Porter is qualified to serve as a director based on his significant expertise in drug development and commercialization.

In accordance with the Company’s Non-Employee Director Compensation Policy, as amended on March 24, 2022 (the “Policy”) and filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2022, Dr. Porter’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors. In accordance with the Policy, on January 4, 2023, Dr. Porter will be granted an initial stock option to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option will have a ten-year term, and will vest in equal monthly installments over a three-year period, such that the option will be fully vested on the third anniversary of the date of grant, subject to Dr. Porter’s continuous service through each such vesting date. In addition, in accordance with the Policy, Dr. Porter will be entitled to receive a $35,000 annual retainer for his service on the Board and a $4,000 annual retainer for his service on the Nominating and Governance Committee.

The Company also expects to enter into its standard indemnification agreement for directors with Dr. Porter.

There are no arrangements or understandings between Dr. Porter and any other person pursuant to which Dr. Porter was selected as a director, and there are no transactions in which the Company is a party and in which Dr. Porter has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: January 4, 2023	By:	/s/ Derek Meisner
Derek Meisner
Chief Legal Officer and Corporate Secretary